EXHIBIT 99.1

Know Labs, Inc. Announces NYSE American Acceptance of Plan to Regain Compliance

SEATTLE – December 11, 2024 – Know Labs, Inc. (NYSE American: KNW), leading developer of non-invasive diagnostics technology, today announced that on December 10, 2024, it received notification (the "Acceptance Letter") from the NYSE American LLC (the "NYSE American") that the Company's previously-submitted plan to regain compliance with the NYSE American's listing standards (the "Plan") was accepted. In the Acceptance Letter, NYSE American granted the Company until March 27, 2026 (the "Plan Period"), to regain compliance with the continued listing standards.

During the Plan Period, the Company will be subject to periodic review by the NYSE American on its progress with the goals and initiatives outlined in the Plan. The Company intends to regain compliance with Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide during the Plan Period. If the Company does not regain compliance with the NYSE American listing standards by March 27, 2026, or if the Company does not make sufficient progress consistent with the Plan during the Plan Period, then NYSE American may initiate delisting proceedings.

The Company's shares of common stock will continue to be listed and traded on the NYSE American during the Plan Period, subject to the Company's compliance with the other listing requirements of the NYSE American. The Acceptance Letter does not affect the Company's ongoing business operations or its reporting requirements with the Securities and Exchange Commission ("SEC").

Additional details regarding the Acceptance Letter from the NYSE American are included in, and the description above is qualified in its entirety by, Know Labs' Current Report on Form 8-K filed with the SEC on December 11, 2024, which will be made available for download from the Company’s website.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology is designed to able to integrate into a variety of wearable, mobile or bench-top form factors. The Company believes that this patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The Company’s first expected application of the technology will be in a product marketed as a non-invasive glucose monitor. The device is designed to provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Know Labs, Inc. Contact:

Jordyn Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414